The registrant requests that the registration statement become effective immediately upon filing pursuant to Securities Act Rule 462.

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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SUPPLEMENTAL FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT 0F 1933
BAUSCH & LOMB INCORPORATED (Exact name of registrant as specified in its charter)
NEW YORK (State or other jurisdiction of incorporation or organization)	16-0345235 (I.R.S. Employer Identification No.)

ONE BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK 14604-2701 (Address of principal executive offices and zip code)

THE BAUSCH & LOMB 401 (K) ACCOUNT PLAN, FORMERLY KNOWN AS THE BAUSCH & LOMB SAVINGS PLUS PLAN (Full title of plan) ______________
Robert B. Stiles Senior Vice President and General Counsel Bausch & Lomb Incorporated ONE BAUSCH & LOMB PLACE ROCHESTER, NEW YORK 14604-2701 (Name and address of agent for service)

Telephone number, including area code, of agent for service: (585) 338.6409

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount To be Registered (1)	Proposed Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.40 par Value	250,000 shares	$35.24	$8,810,000	$2,105.59

_____________________

(1)     In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this Supplemental Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Bausch & Lomb 401(k) Account Plan, formerly known as the Bausch & Lomb Savings Plus Plan ("Plan").

(2)     Estimated on the basis of the average of the high and low prices of Bausch & Lomb Common Stock reported on the New York Stock Exchange for December 18, 2001 solely for the purpose of determining the registration fee pursuant to Rule 457(c).

INCORPORATION OF PREVIOUSLY FILED REGISTRATION,

STATEMENT ON FORM S-8

_______________________________

The Form S-8 Registration Statement relative to the Bausch & Lomb Savings Plus Plan, which has been previously filed by the Company with the Securities and Exchange Commission, is incorporated in this Supplemental Registration Statement by reference. The original Form S-8 was dated December 17, 1996 and filed under Registration No. 333-18057. The name of the Bausch & Lomb Savings Plus Plan was subsequently changed to "The Bausch & Lomb 401(k) Account Plan".

Updates, when necessary, have been made to those sections of the previously filed Form S-8. To the extent there is any conflict between the previously filed Form S-8 and the current updates, the current update portion of this Supplemental Registration Statement shall control.

Update of

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Update of Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission, are incorporated in this Supplemental Registration Statement by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 and

2. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 30, 2000.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

3. The class of Securities is described in Exhibit (3)-a of the Company's Form 10-K for the fiscal year ended December 29, 1985.

Item 5.    Update of Interests of Named Experts and Counsel

Robert B. Stiles, Senior Vice President and General Counsel of the Company, One Bausch & Lomb Place, Rochester, New York, has passed upon the legality under the law of New York, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Stiles directly owns 5,913 shares of Common Stock and indirectly owns 30 shares of Common Stock in the names of his daughters. Mr. Stiles is the beneficial owner of options to purchase 104,195 shares of Class B Stock granted under the Company's 1990 Stock Incentive Plan, only 56,528 of which are currently exercisable. Mr. Stiles also holds 26,931 shares of Class B stock (which includes fully vested Restricted Stock) and 8,130 shares of Restricted Stock subject to vesting requirements. Pursuant to the Company's 401(k) Account Plan, Mr. Stiles is the beneficial owner of 2,196 shares of Common Stock.

The financial statements of Bausch & Lomb Incorporated and its consolidated subsidiaries incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 2000, and the financial statements of the Plan incorporated in this Registration Statement by reference to the Plan's Annual Report on Form 11-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 8.    Update of Exhibits

See updated Exhibit Index attached hereto.

Additionally, the undersigned registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Rochester, and the State of New York, on this 20th day of December, 2001.

BAUSCH & LOMB INCORPORATED

By: /s/ Ronald L. Zarrella

       Ronald L. Zarrella
       Chairman of the Board and
       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer
Date: December 20, 2001	By: /s/ Ronald L. Zarrella
Ronald L. Zarrella Chairman of the Board and Chief Executive Officer

Chief Financial Officer
Date: December 20, 2001	By: /s/ Stephen C. McCluski
Stephen C. McCluski Senior Vice President - Finance

Corporate Controller
Date: December 20, 2001	By: /s/ Jurij Z. Kushner
Jurij Z. Kushner Vice President and Controller

Directors
Franklin E. Agnew
Domenico DeSole
Jonathan S. Linen
Ruth R. McCullin
John R. Purcell
Linda Johnson Rice
William M. Waltrip
Kenneth L. Wolfe
By: /s/ Robert B. Stiles	Date: December 20, 2001
Robert B. Stiles Attorney-in-Fact

By: /s/ Ronald L. Zarrella	Date: December 20, 2001
Ronald L. Zarrella

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on December 20, 2001.

BAUSCH & LOMB SAVINGS PLUS PLAN

By: Employee Benefits Administrative Committee

/s/ Alan H. Resnick

Alan H. Resnick

/s/ Stephen C. McCluski

Stephen C. McCluski

/s/ Robert B. Stiles

Robert B. Stiles

Being all the members of the Bausch & Lomb Employee benefits Administrative Committee.

UPDATED EXHIBIT INDEX

S-K ITEM 601 NO.	DOCUMENT
(4)-a

Certificate of Incorporation of Bausch & Lomb Incorporated (filed as Exhibit (3)-a to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1985, file No. 1-4105, and incorporated herein by reference.)

(4)-b

Certificate of Amendment of Bausch & Lomb Incorporated (filed as Exhibit (3)-b to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, file No. 1-4105, and incorporated herein by reference.)

(4)-c

Certificate of Amendment of Bausch & Lomb Incorporated (filed as Exhibit (3)-c to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1992, file No. 1-4105, and incorporated herein by reference.)

(5)	Opinion of Robert B. Stiles, Esq., Senior Vice President and General Counsel of the Company (Filed herewith).
(23)-a	Consent of Robert B. Stiles, Esq., Senior Vice President and General Counsel of the Company (included as part of Exhibit 5) .
(23)-b	Consent of PricewaterhouseCoopers, L.L.P. (Filed herewith).
(24)	Powers of Attorney (Filed herewith).